Exhibit 99.1

Brookline Bancorp Announces 2010 First Quarter Earnings and Dividend Declaration

BROOKLINE, Mass.--(BUSINESS WIRE)--April 21, 2010--Brookline Bancorp, Inc. (the “Company”) (NASDAQ: BRKL) announced today its earnings for the 2010 first quarter and approval by the Board of Directors of a regular quarterly dividend of $0.085 per share payable on May 17, 2010 to stockholders of record on April 30, 2010.

The Company earned $6,353,000, or $0.11 per share on a basic and diluted basis, for the quarter ended March 31, 2010, an 84% improvement over the $3,444,000, or $0.06 per share on a basic and diluted basis, earned in the 2009 first quarter. Operating highlights included:

  Continued improvement in net interest margin – 3.65% in the 2010 first quarter compared to 3.55% in the 2009 fourth quarter and 3.00% in the 2009 first quarter
  Reduction in the provision for credit losses - $1,267,000 in the 2010 first quarter compared to $2,801,000 in the 2009 first quarter
  Non-performing assets of $7.9 million, or 0.30% of total assets, at March 31, 2010 compared to $7.7 million (0.29%) at December 31, 2009 and $9.1 million (0.35%) at March 31, 2009.
  Stock of the Federal Home Loan Bank of Boston (“FHLB”) owned by the Company - unchanged at $36.0 million since the beginning of 2009. Due to reported losses, the FHLB has restricted stock redemptions and ceased the payment of dividends since 2008. In 2008, the Company received $1.2 million in dividend income on its FHLB stock.
  Deposit growth of $21.1 million in the 2010 first quarter - transaction account deposits grew $65.7 million (8.2%) while certificates of deposit declined $44.6 million (5.4%). Generally, higher interest rates are paid on certificates of deposit than on transaction account deposits.
  Loan growth in the 2010 first quarter was modest at $9.7 million.
  Credit impairment losses on securities declined from $726,000 in the 2009 first quarter to $49,000 in the 2010 first quarter.
  Non-interest expense in the 2010 first quarter was $980,000 (9.1%) higher than in the 2009 first quarter due in part to investments in personnel and new service offerings as well as higher professional fees associated with corporate matters.

Net interest income was $4.0 million, or 21.1%, higher in the 2010 first quarter than in the 2009 first quarter due primarily to a higher portion of interest-earning assets being funded by lower cost deposits and a more rapid decline in rates paid on interest-bearing liabilities than in the yield on interest-earning assets. Including non-interest bearing checking accounts, the average balance of deposits (excluding brokered deposits) in the 2010 first quarter was $261.9 million (19.0%) higher than in the 2009 first quarter and the average rate paid on deposits (excluding brokered deposits) declined from 2.52% in the 2009 first quarter to 1.46% in the 2010 first quarter. Substantially all of the deposit growth was used to pay off higher cost borrowed funds and certificates of deposit. The average balance of deposits (excluding brokered deposits) to the average balance of all deposits and borrowings increased from 65.5% in the 2009 first quarter to 77.9% in the 2010 first quarter.

The provision for credit losses is comprised of amounts relating to the indirect automobile (“auto”) loan portfolio, the equipment financing and small business loan portfolio of a subsidiary (“Eastern”), the remainder of the Company’s loan portfolio, and unfunded credit commitments.

The auto loan portfolio amounted to $542.9 million at March 31, 2010 compared to $541.0 million at December 31, 2009 and $580.1 million at March 31, 2009. The reduction in the portfolio over the past year resulted from the lower level of sales experienced by the auto industry and low rate financing programs offered by finance subsidiaries of auto manufacturers, which the Company chose not to match. Underwriting continued to be conservative as only 1.7% of loans originated in the 2010 first quarter were to borrowers with credit scores below 660. The average credit score of all borrowers with loans outstanding at March 31, 2010 was 744. Auto loans delinquent over 30 days amounted to $7.2 million, or 1.33% of loans outstanding at March 31, 2010, compared to $11.0 million (2.02%) at December 31, 2009 and $8.4 million (1.45%) at March 31, 2009.

Auto loan net charge-offs declined to $911,000 (0.67% of average loans outstanding on an annualized basis) in the 2010 first quarter from $1,868,000 (1.27%) in the 2009 first quarter. Net charge-offs in the 2009 and 2008 years were $5,708,000 (1.00%) and $6,671,000 (1.12%), respectively.

The provision for auto loan losses was $673,000 in the 2010 first quarter and $2,100,000 in the 2009 first quarter. The allowance for loan losses amounted to $8,241,000 (1.52% of loans outstanding) at March 31, 2010 compared to $8,479,000 (1.57%) at December 31, 2009 and $8,169,000 (1.41%) at March 31, 2009.

Eastern loans grew to $172.0 million at March 31, 2010 from $165.7 million at December 31, 2009 and $150.1 million at March 31, 2009. Non-accrual loans amounted to $2,447,000 (1.42%) at March 31, 2010, $1,915,000 (1.16%) at December 31, 2009 and $3,334,000 (2.08%) at March 31, 2009; restructured loans on accrual amounted to $3,258,000 (1.89%), $3,242,000 (1.96%) and $3,381,000 (2.25%) at those respective dates.

Net charge-offs of Eastern loans were $298,000 in the 2010 first quarter compared to $286,000 in the 2009 first quarter. Additionally, write-downs of assets acquired through repossession amounted to $54,000 and $195,000 in those respective periods. The annualized rate of net charge-offs, combined with write-downs of assets acquired, equaled 0.83% of the average balance of loans outstanding in the 2010 first quarter compared to 1.29% in the 2009 first quarter and 1.00% in the year 2009.

The provision for Eastern loan losses was $657,000 in the 2010 first quarter and $351,000 in the 2009 first quarter. The allowance for Eastern loan losses was $3,416,000 (1.99% of loans outstanding) at March 31, 2010 compared to $3,057,000 (1.85%) at December 31, 2009 and $2,641,000 (1.76%) at March 31, 2009.

The remainder of the Company’s loan portfolio, which amounted to $1.444 billion at March 31, 2010 grew $1 million since December 31, 2009 and $66 million since March 31, 2009. Over the past year, multi-family and commercial real estate loans grew $76 million (which brought the total of that portfolio to $901 million), commercial loans grew $15 million (to $132 million), home equity and other consumer loans grew $12 million (to $60 million) while residential mortgage loans declined $24 million (to $330 million) and construction loans declined $13 million (to $21 million).

Loans on non-accrual in the portfolios mentioned in the preceding paragraph amounted to $4,031,000 at March 31, 2010 compared to $4,131,000 at December 31, 2009 and $3,479,000 at March 31, 2009. Restructured loans on accrual, all of which were residential mortgage loans, amounted to $2,106,000, $656,000 and $657,000 at those respective dates. Additionally, other loans on watch were $15.2 million, $9.5 million and $13.6 million at those respective dates.

The provision for credit losses relating to the loans mentioned in the second preceding paragraph and to unfunded credit commitments was a credit to earnings of $63,000 in the 2010 first quarter and a charge to earnings of $350,000 in the 2009 first quarter. The 2009 provision was based primarily on loan growth while the 2010 credit resulted in part from changes in reserves assigned to certain loans. A $300,000 charge-off on one commercial real estate loan, for which a specific reserve had been previously established, was recorded in the 2010 first quarter.

The total allowance for loan losses was $30.9 million at March 31, 2010, or 1.42% of total loans outstanding at that date, compared to $31.1 million at December 31, 2009 (1.44%) and $28.9 million (1.36%) at March 31, 2009.

The decline in non-interest income (excluding impairment losses on securities) from $1,018,000 in the 2009 first quarter to $825,000 in the 2010 first quarter was due primarily to less loan prepayment and late fees.

Total non-interest expenses in the 2010 first quarter were $980,000 (9.1%) higher than in the 2009 first quarter due in part to added personnel and increases in compensation, expenses related to the introduction of new service offerings, expenses for additional office space, higher data processing expenses and higher professional fees associated with corporate matters.

The above text contains statements about future events that constitute forward-looking statements. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands except share data)

	March 31,	December 31,	March 31,
	2010	2009	2009
ASSETS
Cash and due from banks	$17,782	$17,635	$16,696
Short-term investments	53,023	48,886	75,571
Securities available for sale	301,931	293,023	316,268
Securities held to maturity (market value of $123, $121 and $171, respectively)	111	112	159
Restricted equity securities	36,335	36,335	36,335
Loans	2,173,989	2,164,295	2,124,251
Allowance for loan losses	(30,850)	(31,083)	(28,943)
Net loans	2,143,139	2,133,212	2,095,308
Accrued interest receivable	8,785	9,062	8,471
Bank premises and equipment, net	10,759	10,685	10,189
Deferred tax asset	9,871	10,178	12,995
Goodwill	43,241	43,241	43,241
Identified intangible assets, net of accumulated amortization of $10,163, $9,857 and $8,741, respectively	2,789	3,095	4,211
Other assets	11,296	10,420	4,469
Total assets	$2,639,062	$2,615,884	$2,623,913

LIABILITIES AND EQUITY
Deposits (excluding brokered deposits)	$1,654,767	$1,633,687	$1,436,352
Brokered deposits	-	-	26,381
Borrowed funds	465,509	468,766	648,775
Mortgagors’ escrow accounts	6,430	5,938	6,014
Income taxes payable	3,475	1,115	317
Accrued expenses and other liabilities	16,834	16,955	19,895
Total liabilities	2,147,015	2,126,461	2,137,734
Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	-	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 64,411,889 shares, 64,404,419 shares and 64,280,809 shares issued, respectively	644	644	643
Additional paid-in capital	524,058	523,736	522,114
Retained earnings, partially restricted	26,756	25,420	24,634
Accumulated other comprehensive income	2,939	2,201	1,806
Treasury stock, at cost - 5,373,733 shares	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP - 460,559 shares, 472,604 shares and 510,221 shares, respectively	(2,511)	(2,577)	(2,781)
Total Brookline Bancorp, Inc. stockholders’ equity	489,779	487,317	484,309
Noncontrolling interest in subsidiary	2,268	2,106	1,870
Total equity	492,047	489,423	486,179

Total liabilities and equity	$2,639,062	$2,615,884	$2,623,913

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands except share data)

	Three months ended March 31,
	2010	2009
Interest income:
Loans	$30,868	$31,553
Debt securities	1,923	3,076
Short-term investments	15	202
Equity securities	24	23
Total interest income	32,830	34,854

Interest expense:
Deposits (excluding brokered deposits)	5,911	8,580
Brokered deposits	-	349
Borrowed funds	3,774	6,819
Total interest expense	9,685	15,748

Net interest income	23,145	19,106
Provision for credit losses	1,267	2,801
Net interest income after provision for credit losses	21,878	16,305

Non-interest income:
Fees, charges and other income	825	1,018
Impairment losses on securities	(49)	(779)
Less non-credit loss on impairment of securities	-	53
Total non-interest income	776	292

Non-interest expense:
Compensation and employee benefits	5,632	4,966
Occupancy	1,101	1,045
Equipment and data processing	1,825	1,757
Professional services	936	645
FDIC insurance	416	430
Advertising and marketing	129	131
Amortization of identified intangible assets	306	372
Other	1,355	1,374
Total non-interest expense	11,700	10,720

Income before income taxes	10,954	5,877
Provision for income taxes	4,439	2,361
Net income	6,515	3,516
Less net income attributable to noncontrolling interest in subsidiary	162	72
Net income attributable to Brookline Bancorp, Inc.	$6,353	$3,444

Earnings per common share attributable to Brookline Bancorp, Inc.:
Basic	$0.11	$0.06
Diluted	0.11	0.06

Weighted average common shares outstanding during the period:
Basic	58,554,922	57,919,412
Diluted	58,559,786	58,052,757

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs

	Three months ended March 31,
	2010			2009
	Average balance	Interest (1)	Average yield/ cost	Average balance	Interest (1)	Average yield/ cost
	(Dollars in thousands)
Assets
Interest-earning assets:
Short-term investments	$54,122	15	0.11%	$100,736	$202	0.81%
Debt securities (2)	286,169	1,928	2.70	287,279	3,086	4.30
Equity securities (2)	37,999	33	0.34	37,295	33	0.35
Mortgage loans (3)	1,251,533	16,730	5.35	1,197,379	16,792	5.61
Home equity loans (3)	51,757	487	3.82	43,171	390	3.66
Commercial loans -Eastern Funding (3)	168,609	3,602	8.55	149,300	3,412	9.14
Other commercial loans (3)	132,255	1,566	4.78	116,472	1,302	4.51
Indirect automobile loans (3)	550,864	8,401	6.18	604,891	9,600	6.44
Other consumer loans (3)	6,656	82	4.93	3,762	56	5.95
Total interest-earning assets	2,539,964	32,844	5.19%	2,540,285	34,873	5.52%
Allowance for loan losses	(31,002)			(28,286)
Non-interest earning assets	112,262			108,094
Total assets	$2,621,224			$2,620,093

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$98,304	33	0.14%	$83,834	40	0.19%
Savings accounts	97,110	197	0.82	86,011	268	1.26
Money market savings accounts	549,564	1,611	1.19	315,180	1,616	2.08
Certificates of deposit	808,036	4,070	2.04	825,774	6,656	3.27
Total deposits excluding brokered deposits (6)	1,553,014	5,911	1.54	1,310,799	8,580	2.65
Brokered deposits	-	-	-	26,381	349	5.37
Total deposits	1,553,014	5,911	1.54	1,337,180	8,929	2.71
Borrowed funds	465,459	3,774	3.24	698,489	6,819	3.91
Total interest bearing liabilities	2,018,473	9,685	1.95%	2,035,669	15,748	3.14%
Non-interest-bearing demand checking accounts	86,944			67,301
Other liabilities	23,730			26,171
Total liabilities	2,129,147			2,129,141
Brookline Bancorp, Inc. stockholders’ equity	489,885			489,129
Noncontrolling interest in subsidiary	2,192			1,823
Total liabilities and equity	$2,621,224			$2,620,093
Net interest income (tax equivalent basis)/interest rate spread (4)		23,159	3.24%		19,125	2.38%
Less adjustment of tax exempt income		14			19
Net interest income		23,145			$19,106
Net interest margin (5)			3.65%			3.00%

(1) Tax exempt income on equity securities and municipal bonds is included on a tax equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

(6) Including non-interest bearing checking accounts, the average interest rate on total deposits (excluding brokered deposits) was 1.46% in the three months ended March 31, 2010 and 2.52% in the three months ended March 31, 2009.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Ratios and Other Data

	Three months ended
	March 31,
	2010	2009

Performance Ratios (annualized):
Return on average assets	0.97%	0.53%
Return on average stockholders’ equity	5.19%	2.82%
Interest rate spread	3.24%	2.38%
Net interest margin	3.65%	3.00%

Dividends paid per share during period	$0.085	$0.285

	At	At	At
	March 31,	December 31,	March 31,
	2010	2009	2009
	(dollars in thousands except per share data)

Capital Ratio:
Stockholders’ equity to total assets	18.56%	18.63%	18.46%
Tangible stockholders’ equity to total assets	17.11%	17.16%	16.96%

Asset Quality:
Non-accrual loans	$6,611	$6,233	$6,990
Non-performing assets	7,940	7,663	9,107
Restructured loans	5,364	3,898	3,381
Allowance for loan losses	30,850	31,083	28,943
Allowance for loan losses as a percent of total loans	1.42%	1.44%	1.36%
Non-performing assets as a percent of total assets	0.30%	0.29%	0.35%

Per Share Data:
Book value per share	$8.30	$8.26	$8.22
Tangible book value per share	7.52	7.47	7.42
Market value per share	10.64	9.91	9.50

CONTACT:
Brookline Bancorp, Inc.
Paul Bechet, 617-278-6405